SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported):    July 10,2002

NOTIFY TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

California	000-23025	77-0382248
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1054 S. De Anza Blvd., Suite 105
San Jose, CA 95129
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (408) 777-7920

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On July 10, 2002, Notify Technology Corporation (the “Company”), American Stock Transfer & Trust Company and D.H. Blair Investment Banking Corp. amended the Warrant Agreement, dated as of August 28, 1997 (the “Warrant Agreement”), relating to the Company’s publicly-traded Class A Warrants (the “Warrants”). The Warrant Agreement was amended solely to extend the expiration date of the Warrants from 5:00 p.m. New York time on August 28, 2002 to 5:00 p.m. New York time on August 28, 2003.

The Warrants trade on the Nasdaq SmallCap Stock Market under the symbol “NTFYW.”

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits

4.1      First Amendment to Warrant Agreement.

99.1    Press Release dated July 15, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIFY TECHNOLOGY CORPORATION

Dated: July 15, 2002	By: /s/ Gerald W. Rice
Gerald W. Rice, Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

4.1	First Amendment to Warrant Agreement.

99.1	Press Release dated July 15, 2002.